NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF

(A)   AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH MAY BE THE LEGAL COUNSEL OPINION (AS DEFINED IN THE PURCHASE AGREEMENT)), IN A GENERALLY ACCEPTABLE FORM, THAT IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO AN APPLICABLE EXEMPTION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $500,000 Ronkonkoma, NY

Purchase Price: $250,000 August 5, 2021

FOR VALUE RECEIVED, Cannagistics, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of FirstFire Global Opportunities Fund LLC, a Delaware limited liability company (the “Payee”), at the address specified for notice below, or such other place as the Payee may designate to Company in writing from time to time, the principal sum of $500,000 in lawful money of the United States of America on August 5, 2022 (the “Maturity Date”), in addition to all other amounts provided in this convertible promissory note (this “Note”).

1.                                     Purchase Price - $250,000 - Original Issue Discount of 50%, Upon execution and delivery of this Note, the sum of $250,000 shall be remitted and delivered to, or on behalf of the Company by Payee.

2.	Payment Terms

(a)	Interest. This Note shall not bear interest.

(b)                 Payment of Principal at Maturity. The principal of this Note shall be due and payable on the Maturity Date.

(c)                 Prepayment. The Company shall have the right to prepay this Note, along with accrued interest or penalties thereon as may be applicable, prior to the Maturity Date subject to 3-day prior notice to the Payee (“Pre-pay Notice”). During the Pre-pay Notice period, the Payee shall retain the ability to exercise the rights set forth in Section 3(d) below. In the event that any scheduled payment date hereunder is a day on which banks in the State of New York are required or authorized to be closed, then the payment that would be due on such day shall instead be due and payable on the next day in which banks in the State of New York are open, with additional interest for such delay at the rate then in effect hereunder.

(d)               Right to Register. Payee shall have the right, which may be exercised at Payee’s sole discretion, to convert any amount due under this Note into shares of any qualified Regulation A Offering under the Securities Act of the Company during the term of the Offering. The number of shares to be issued shall be determined by dividing the converted amount by the offering price of the Regulation A Offering Statement. In conjunction with the rights granted Payee under this Section 3(d), Company shall, while any amount due under this Note remains outstanding, (i) identify Payee as a selling shareholder in its Regulation A filings; and (ii) register and allocate a sufficient number of shares of its Common Stock to repay the remaining balance under the Note in full.

(e)              Right to Convert. The Payee shall have the right, at any time from the later of the date on the signature page attached hereto or the date that the Purchase Price is received by the Company (the “Issue Date”), so long as there are amounts outstanding under the Note, to convert all or any portion of the then outstanding and unpaid Principal Amount and interest (including any Default Interest) into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at a Conversion Price of .01 per share (a “Conversion”); provided, however, that in no event shall the Payee be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Payee and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of Conversion Shares issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Payee and its affiliates of more than 4.99% of the then outstanding shares of Common Stock. For purposes of the proviso set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, however, that the limitations on conversion may be waived (up to 9.99%) by the Payee upon, at the election of the Payee, not less than sixty-one (61) days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Payee, as may be specified in such notice of waiver). The number of Conversion Shares to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Company or Company’s transfer agent by the Payee; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company or Company’s transfer agent before 11:59 p.m., New York, New York time on such conversion date (the “Conversion Date”). The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the Principal Amount of this Note to be converted in such conversion plus (2) at the Payee’s option, accrued and unpaid interest, if any, on such Principal Amount at the Interest Rate to the Conversion Date, plus (3) at the Payee’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) or (2).

(f)                 Authorized and Reserved Shares. The Company covenants that at all times until the Note is satisfied in full, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares (initially 50,000,000), free from preemptive rights, to provide for the issuance of a number of Conversion Shares equal to the number of shares of Common Stock reserved in the Payee’s Transfer Agent Letter entered into in connection with this Note (the “Reserved Amount”). The Company represents that upon issuance, the Conversion Shares will be duly and validly issued, fully paid and non- assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of Conversion Shares into which this Note shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of this Note. The Company acknowledges that it has irrevocably instructed its transfer agent to reserve the Conversion Shares and agrees that this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates or electronically issue shares of Common Stock to execute and issue the necessary certificates for the Conversion Shares in accordance with the terms and conditions of this Note.

2

3.                                        Default. It shall be an event of default (“Event of Default”), and the entire unpaid principal of this Note shall become immediately due and payable upon the occurrence of any of the following events:

(a)                 any failure on the part of the Company to make any payment under this Note when due, and such failure continues for five (5) days after the due date;

(b)           the Company’s commencement (or take any action for the purpose of commencing) of any proceeding under any bankruptcy, or for the reorganization of any party liable hereon, whether as maker, endorser, guarantor, surety or otherwise, or for the readjustment of any of the debts of any of the foregoing parties, under the Federal Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or Federal, for the relief of debtors, now or hereafter existing, by any of the foregoing parties, or against any of the foregoing parties;

(c)                   a proceeding shall be commenced against the Company under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against such party, or the proceeding is controverted but is not dismissed within thirty (30) days after the commencement thereof;

(d)                the appointment of a receiver, trustee, or custodian for all or substantially all of the assets of the Company, which appointment remains in place for at least one hundred twenty (120) days, the dissolution or liquidation of the Company; or

(e)                    the admission by the Company of its inability to pay its debts as they mature, or an assignment for the benefit of the creditors of the Company.

4.	Waiver.

(a)                 The Company and every endorser or guarantor, if any, of this Note regardless of time, order, or place of signing waive demand, presentment, protest, notice of protest, notice of dishonor with respect to this Note and notices of every kind and assent to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions and to any additions or releases of any other parties or persons primarily or secondarily liable with respect to this Note.

(b)                 The parties hereto agree that a waiver of rights under this Note shall not be deemed to be made by a party hereto unless such waiver shall be in writing, duly signed by the applicable party, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of the parties hereto in any other respect at any other time.

(c)                 IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE COMPANY WAIVES (TO THE FULL EXTENT PERMITTED BY LAW) ALL RIGHT TO A TRIAL BY JURY.

5.                                        GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

6.                                        Assignment of Note. The Company may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever (including, without limitation, by the consolidation or merger with or into another corporation) without the prior written consent of Payee. The Note may be assigned at any time by the Payee.

7.	Miscellaneous.

3

(a)                 This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

(b)                 Subject to the covenants, terms, and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

(c)                 This Note and the agreements and documents referred to herein and therein constitute a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, and representations between the parties with respect to this Note. If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

(d)                The term “Payee” shall include the initial party to whom payment is designated to be made and, in the event of an assignment of this Note, the successor assignee or assignees, and, as to each successive additional assignment, such successor assignee or assignees.

(e)                 Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States of America) or by FedEx, Express Mail, or similar internationally recognized overnight delivery or courier service, or delivered in person or by facsimile, email, or similar telecommunications equipment, against receipt therefore at the address of such party set forth in this Section 7(e) (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7(e)).

Payee:	FirstFire Global Opportunities Fund LLC. Eli Fireman, Managing Member

1040 1st Ave

Suite 190

NY, NY 10022

Phone: 973-653-7535

E-mail: eli@firstfirecap.com

Company: Cannagistics, Inc.

James W. Zimbler, Vice-President and Director 2110 5th Ave.

Ronkonkoma, NY 11779

Phone: 631-676-7230

E-mail: jzimbler@cannagistics.io

Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received not later than three (3) business days following the date of sending.

(f)	Time is of the essence under this Note.

(g)                 All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to the Payee for the use of the money advanced or to be advanced hereunder exceed the maximum rate of interest allowed to be charged under applicable law (the “Maximum Legal Rate”). If, from any circumstances whatsoever, the fulfillment of

4

any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Legal Rate, then the obligation to pay interest hereunder shall be reduced to the Maximum Legal Rate; and if from any circumstance whatsoever, the Payee shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Legal Rate, such amount as would be excessive interest shall be applied to any other indebtedness of the Company to the Payee. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between the Company and the Payee with respect to the indebtedness evidenced hereby.

(h)                 The Company represents and warrants that the issuance of this Note has been duly authorized by all necessary corporate and shareholder actions and the execution, delivery and repayment of this Note does not and will not violate any agreement to which it is a party.

(i)               Most-Favored Nation. So long as this Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any new security, with any term that the Payee reasonably believes is more favorable to the Payee of such security or with a term in favor of the holder of such security that the Payee reasonably believes was not similarly provided to the Payee in this Note, then (i) the Company shall notify the Payee of such additional or more favorable term within one (1) business day of the issuance or amendment (as applicable) of the respective security, and (ii) such term, at Payee’s option, shall become a part of the transaction documents with the Payee (regardless of whether the Company complied with the notification provision of this Section 4.14). The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, prepayment rate, conversion lookback periods, interest rates, and original issue discounts. If Payee elects to have the term become a part of the transaction documents with the Payee, then the Company shall immediately deliver acknowledgment of such adjustment in form and substance reasonably satisfactory to the Payee (the “Acknowledgment”) within one (1) business day of Company’s receipt of request from Payee (the “Adjustment Deadline”), provided that Company’s failure to timely provide the Acknowledgement shall not affect the automatic amendments contemplated hereby.

(j)               Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Payee in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments which under the applicable law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under the applicable law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by applicable law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Payee with respect to indebtedness evidenced by this the Note, such excess shall be applied by the Payee to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Payee’s election.

(k)              Compliance with 1934 Act; Public Information Failures. For so long as the Purchaser beneficially owns any of the Securities or Common Stock issued thereunder, the Company shall comply with the reporting requirements of the 1934 Act; and the Company shall continue to be subject to the reporting requirements of the 1934 Act. During the period that the Purchaser beneficially owns the Note, the Shares would be eligible for resale pursuant to Rule 144 and the resale of shares is not exempt from Rule 144(c)(1) if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without

5

limitation, the failure to satisfy the current public information requirements under Rule 144(c); or (ii) on or after July 30th , 2022 if the Company becomes an issuer described in Rule 144(i)(1)(i), and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a “Public Information Failure”) then, as liquidated damages, the Company shall pay to the Purchaser an amount in cash equal to three percent (3%) of the outstanding Principal and accrued and unpaid Interest on every thirtieth day (pro-rated for periods totaling less than thirty days) thereafter until the date such Public Information Failure is cured. The payments to which a Purchaser shall be entitled pursuant to this Section 4(i) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred; and (ii) the third business day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of eight percent (8%) per month (prorated for partial months) until paid in full.

6

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Note as of the date first set forth above.

COMPANY:

/s/ James W Zimbler

James W. Zimbler, Vice-President and Director

Agreed to and Accepted By:

PAYEE:

FirstFire Global Opportunities Fund LLC.

By: /s/ Eli Fireman

Name: Eli Fireman

Title: Manging Partner

7